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                                                                    Exhibit 32.1

                            SECTION 906 CERTIFICATION

The undersigned officers of the registrant certify that the Quarterly report on Form 10-Q for the Quarterly period ending June 30, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 780(d)) and that information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the registrant.


Date:    August 13, 2003                 /S/ Philip S. Tabbiner
                                         Philip S. Tabbiner
                                         President and Chief Executive Officer


Date:    August 13, 2003                 /S/ William L. Ginna, Jr.
                                         William L. Ginna, Jr.
                                         Executive Vice President and
                                         Chief Financial Officer


Date:    August 13, 2003                 /S/ Frederick D. Sancilio
                                         Frederick D. Sancilio
                                         Executive Chairman